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                                                                    EXHIBIT 99.1

                  Certification of Principal Executive Officer
                         And Principal Financial Officer
                           Pursuant to 18 U.S.C. 1350


                 (Section 906 of the Sarbanes-Oxley Act of 2002)


      I Philip Pilevsky, Chief Executive Officer and principal financial officer of Philips International Realty Corp. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                                             By:  /s/ Philip Pilevsky
                                                  ------------------------------
                                                  Philip Pilevsky
                                                  Chief Executive Officer and
                                                  principal financial officer

May 15, 2003


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*A signed original of this written statement required by Section 906 has been provided to Philips International Realty Corp. and will be retained by Philips International Realty Corp. and furnished to the Securities and Exchange Commission or its staff upon request.